Exhibit 21.01
SUBSIDIARIES OF BROOKE CORPORATION
     The following is a list of the direct and indirect subsidiaries of Brooke Corporation, a Kansas corporation. All active subsidiaries do business under their corporate names listed above or close derivatives thereof, except as indicated in the notes:

Jurisdiction in
Subsidiary Name		which organized
1)	Brooke Capital Corporation	Kansas (1)
2)	Brooke Credit Corporation	Delaware (2)
3)	Brooke Brokerage Corporation	Kansas (3)
4)	Brooke Agency Services Company LLC	Delaware (3)
5)	Brooke Agency Services Company of Nevada, LLC	Nevada (3)
6)	Brooke Investments, Inc.	Kansas (4)
7)	Brooke Bancshares, Inc.	Kansas (3)
8)	Brooke Agency, Inc.	Kansas (4)
9)	The American Heritage, Inc.	Kansas (4)
10)	The American Agency, Inc.	Kansas (4)
11)	Brooke Funeral Services Company, LLC	Delaware (4)
12)	Brooke Life and Health, Inc.	Kansas (4)
13)	First Brooke Insurance and Financial Services, Inc.	Texas (4)
14)	Brooke Acceptance Company LLC	Delaware (5)
15)	Brooke Capital Company, LLC	Delaware (5)
16)	Brooke Captive Credit Company 2003, LLC	Delaware (5)
17)	Brooke Credit Funding, LLC	Delaware (5)
18)	Brooke Securitization Company 2004A, LLC	Delaware (5)
19)	Brooke Securitization Company V, LLC	Delaware (5)
20)	Brooke Securitization Company 2006-1, LLC	Delaware (5)
21)	Brooke Warehouse Funding, LLC	Delaware (5)
22)	Brooke Canada Funding, Inc.	New Brunswick (5)
23)	CJD & Associates, L.L.C.	Kansas (6)
24)	Brooke Savings Bank	Federal (7)
25)	First Life America Corporation	Kansas (4)
26)	Brooke Capital Advisors, Inc.	Kansas (4)
27)	First Capital Venture, Inc.	Kansas (4)
28)	The DB Group, Ltd.	Bermuda (8)
29)	DB Indemnity Ltd.	Bermuda (8)
30)	Delta Plus Holdings, Inc.	Missouri(9)

Notes to Subsidiaries of Brooke Corporation:

(1)	Majority-owned subsidiary of Brooke Corporation that conducts business under the trade name “Brooke Franchise Corporation.”

(2)	Majority-owned subsidiary of Brooke Corporation that conducts business under the trade name “Aleritas Capital Corp.”

(3)	Wholly-owned or majority-owned subsidiary of Brooke Corporation.

(4)	Wholly-owned subsidiary of Brooke Capital Corporation.

(5)	Wholly-owned subsidiary of Brooke Credit Corporation.

(6)	Wholly-owned subsidiary of Brooke Brokerage Corporation that conducts business under the trade name “Davidson-Babcock.”

(7)	Federal savings bank that is a wholly owned subsidiary of Brooke Bancshares, Inc.

(8)	Wholly-owned subsidiary of Brooke Brokerage Corporation.

(9)	Wholly-owned subsidiary of Brooke Corporation that will become a wholly-owned subsidiary of Brooke Capital Corporation pending the close of the Exchange Agreement.